Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Strategic Partners Mutual Funds, Inc:

We consent to the use of our reports dated December 23, 2009, with respect to the financial statements of Dryden Mid Cap Value Fund and Jennison Equity Income Fund, as of October 31, 2009, incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Other Service Providers” and “Financial Statements” in the statement of additional information.

KPMG LLP

New York, New York
February 15, 2010